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                                   EXHIBIT 5.1


                               OPINION RE LEGALITY

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August 12, 1994


Federal Express Corporation
P. O. Box 727
Memphis, TN  38194-1842

Ladies and Gentlemen:

I have acted as the Company's counsel in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended, relating to the offering to certain employees of up to 1,500,000 shares of the Company's Common Stock, par value $.10 per share (the "Shares") pursuant to the Company's 1993 Stock Incentive Plan (the "Plan"). This opinion is being furnished to you in response to Item 601 of Regulation S-K and the instructions to Form S-8. I am familiar with the proceedings to date with respect to the Plan and have examined such records, documents and matters of fact as I have considered relevant for purposes of this opinion.

I am of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is duly authorized to carry on the business in which it is engaged.

     2. The Shares will be legally issued, fully paid and nonassessable when the Shares are issued and sold pursuant to the terms of the Plan which has been included in the Registration Statement.

I do not find it necessary for purposes of this opinion and, accordingly, do not purport to cover herein the application of the "Blue Sky" or securities laws of various states to sales of the Shares.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me under Item 5 "Interests of Named Experts and Counsel" of the Registration Statement.

                                   Very truly yours,

                                   FEDERAL EXPRESS CORPORATION


                                   /s/ GEORGE W. HEARN
                                   George W. Hearn
                                   Vice President, Law
                                   Corporate and Business Transactions